Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 21, 2007 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in The Walt Disney Company’s Annual Report on Form 10-K for the year ended September 29, 2007.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Los Angeles, California

May 20, 2008